Exhibit 10(a)

THE TORO COMPANY

DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2009

TABLE OF CONTENTS

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I. DEFINITIONS	1
II. ELIGIBILITY AND PARTICIPATION	4
III. DEFERRED COMPENSATION	5
3.1 Deferral Election	5
3.2 Accounts	5
3.3 Company Credits	5
IV. EARNINGS ON PARTICIPANT ACCOUNTS	6
V. DISTRIBUTIONS	6
5.1 Available Methods of Distribution	6
5.2 Distribution Elections; Absence of a Valid Election	6
5.3 Other Distributions	7
5.4 Timing of Certain Distributions	7
5.5 Limitation on Election of Distribution Method	7
5.6 Additional Code Section 409A Limitations	8
VI. BENEFICIARY DESIGNATION	8
VII. ADMINISTRATION OF THE PLAN	9
7.1 Company's Authority	9
7.2 Reliance	9
7.3 Individual Statements	9
7.4 Claims	9
VIII. AMENDMENT OR TERMINATION	11
8.1 Amendment	11
8.2 Termination	11
IX. GENERAL PROVISIONS	12
9.1 Trust	12
9.2 No Alienation	12
9.3 Unfunded Plan	12
9.4 No Guaranty	12

9.5 No Right of Employment	13
9.6 Incompetency	13
9.7 Corporate Changes	13
9.8 Addresses	13
9.9 Limitations on Liability	13
9.10 Transfers to the Trust	14
9.11 Inspection	14
9.12 Withholding	14
9.13 Singular and Plural	14
9.14 Severability	14
9.15 Unsecured General Creditor	15
9.16 Discharge of Obligations	15
9.18 Successors	15
9.19 Court Order	15
9.20 No Assurance of Tax Consequences	15
9.21 Code Section 409A	16

THE TORO COMPANY

DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2009

The Toro Company hereby amends and restates its Deferred Compensation Plan.  This amendment and restatement is effective for all amounts deferred on or after January 1, 2005 that remain unpaid as of January 1, 2009.  All grandfathered amounts earned and vested as of December 31, 2004 shall continue to be governed by the 2004 Plan in accordance with then applicable IRS guidance.  All amounts earned or vested from January 1, 2005 through December 31, 2008 shall be governed by this amendment and restatement, as modified by the operations of the Plan during such period in accordance with Code Section 409A and then applicable IRS guidance (including transition relief).  The Plan is maintained by The Toro Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  The Plan is unfunded for purposes of Title I of ERISA.

I.           DEFINITIONS

When used in the Plan document, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

"2004 Plan" means the terms of the Plan in place as of December 31, 2004.

"Beneficiary" means the person or persons selected by the Participant to receive the benefits provided under the Plan in the event of the Participant's death.

"Board" means the Board of Directors of the Company.

"Change of Control" means:

(a)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

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(b)           Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation and Human Resources Committee of the Board or any successor committee and its delegates with respect to the Plan.

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"Common Stock" means the Company's common stock, par value $1.00 per share, and related preferred share purchase rights.

"Company" means The Toro Company, a Delaware corporation.  Except as used in Articles VII and VIII, "Company" also includes any participating Subsidiary.

"Compensation" means all amounts received by a Participant from the Company that are subject to federal income tax withholding; provided that (a) Compensation shall not include any amount received by a Participant on account of the grant or exercise of an option to purchase Common Stock, or on account of any other amount received in connection with The Toro Company Performance Share Plan or successor plan or otherwise based on the value of Common Stock; (b) Compensation shall include an amount equal to any reductions in a Participant's gross income as a result of salary reductions under Section 125, 132(f)(4) or 402(e)(3) of the Code; and (c) Compensation includes cash payments to which an employee may be entitled under The Toro Company Annual Management Incentive Plan I or II, or successor plan.

"Director" means the person serving as Director of Compensation and Benefits of the Company.

"Disability" means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (b) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Company employees because of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (c) determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; or (d) determined to be disabled in accordance with the Company's Long Term Disability Plan, provided that such plan's definition complies with Treasury Regulation Section 1.409A-3(i)(4).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Fiscal Year" means the fiscal year of the Company, which begins on November 1st and ends on the following October 31st.

"IRS" means the Internal Revenue Service.

"Participant" means an eligible employee who has executed a deferred compensation agreement.

"Plan" means the Deferred Compensation Plan, including any amendments thereto.

"Plan Year" means the calendar year.

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"Retirement Plan" means The Toro Company Investment, Savings and Employee Stock Ownership Plan or any successor or replacement plan.

"Specified Employee" means a Participant who, as of the date of the Participant's separation from service for any reason and unless the Company has designated otherwise in accordance with Treasury Regulation Section 1.409A-1(i), is an elected officer of the Company.  If a Participant is an elected officer as of December 31, the Participant shall be treated as a Specified Employee for the entire 12-month period beginning on the next following April 1.

“Stable Return Fund Measure” means the earnings rate paid or credited from time to time on assets held in the Stable Return Fund under the Retirement Plan.

"Subsidiary" means any corporation that is a component member of the controlled group of corporations of which the Company is the common parent.  Controlled group shall be determined by reference to Section 1563 of the Code but shall include any corporation described in Section 1563(b)(2) thereof.

"Trust" means the trust established or maintained by the Company that is used in connection with the Plan to assist the Company in meeting its obligations under the Plan.

"Trustee" means the corporation or individual selected by the Company to serve as Trustee for the Trust.

"Unforeseeable Emergency"  means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary or the Participant's dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For example, (a) imminent foreclosure of or eviction from the Participant's primary residence may constitute an Unforeseeable Emergency; (b) the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medications, may constitute an Unforeseeable Emergency; (c) the need to pay for the funeral expenses of a spouse, a Beneficiary or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) may also constitute an Unforeseeable Emergency; and (d) the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

II.           ELIGIBILITY AND PARTICIPATION

All management or highly compensated employees who are at the director level or above with the Company are eligible to become Participants.

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An eligible employee will become a Participant upon submission of a completed election form, in the form approved by the Committee, to the Director.

Once an employee has become a Participant, the Participant's account under the Plan will remain in effect until distributed as provided herein, even if for any subsequent Plan Year or portion thereof the employee ceases to meet the eligibility requirements of this Article II or ceases to be a Participant for any other reason.

III.           DEFERRED COMPENSATION

3.1	Deferral Election

(a)           A Participant may elect to defer Compensation for a calendar year by completing and submitting a deferral election in a manner and on the form prescribed by the Committee.  Such election must be submitted to the Director by December 31 to be effective in the following year.  Notwithstanding the foregoing, elections to defer cash bonus Compensation, including but not limited to payments under The Toro Company Annual Management Incentive Plan I or II, must be made on a Fiscal Year basis.  A Participant may elect to defer bonus Compensation by completing and submitting a deferral election as provided above by the end of the Fiscal Year immediately preceding the Fiscal Year in which the services giving rise to the bonus are to be performed.  An election shall take effect as of January 1 of the year following the year in which it is received or the first day of the Company's Fiscal Year following the Fiscal Year in which the deferral election is received by the Director.

(b)           A Participant shall not be eligible to defer Compensation for any calendar year or bonus Compensation for any Fiscal Year following the year in which the Participant no longer satisfies the eligibility requirements of the Plan, unless the Committee in its discretion permits such a deferral.

3.2	Accounts

The Company shall establish and maintain an account for each Participant and shall credit such account with amounts deferred by the Participant pursuant to Section 3.1 and the Participant's deferral election.

3.3	Company Credits

The Company shall credit a Participant's account as of December 31 each year with an amount equal to the difference between (a) the amount that would have been credited to the Participant's account under the Retirement Plan for the Plan Year had the Participant not made an election to defer Compensation for the year under Section 3.1 of the Plan, and (b) the amount actually credited to the Participant's account under the Retirement Plan for the Plan Year.  To prevent duplication of benefits, credits under this Section 3.3 shall not be made with respect to any year or partial year in which the Participant or any account of the Participant receives comparable credits under the Company's Supplemental Benefit Plan or any other Company plan.

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IV.           EARNINGS ON PARTICIPANT ACCOUNTS

Amounts held in an account maintained for a Participant shall be credited with earnings at a rate and in a manner authorized by the Committee from time to time; provided that the earnings rate shall be based on a Participant's selection from among fund choices made available by the Committee from time to time, and provided further that such choices shall not include a Common Stock fund.  Earnings shall be credited as of the end of each business day that the Committee authorizes the Plan's recordkeeping system to determine the value of gains and losses.  Notwithstanding the foregoing, for Participants who did not make a one-time election as of October 31, 2006 to allocate all funds in all accounts, past and future, so that earnings are based on the rate of return from one or more of the funds made available by the Committee as described above, the earnings shall be determined based on the Stable Return Fund Measure.

V.           DISTRIBUTIONS

5.1	Available Methods of Distribution

Available methods of distribution are (i) approximately equal annual, quarterly or monthly installment payments over a period not to exceed ten years or (ii) a single lump-sum distribution.

5.2	Distribution Elections; Absence of a Valid Election

(a)           Except as provided in Section 5.3, the amount of the Participant's deferred compensation account shall be distributed on the Participant's retirement, resignation or termination from employment with the Company, or on the Disability or death of the Participant, whichever occurs first.  Distributions shall be made in accordance with the Participant's distribution election most recently filed with the Director with respect to each Plan Year; provided that any election change filed one year or less before the date of the Participant's retirement, resignation or separation from service shall be disregarded in accordance with Section 5.5.

(b)           In the absence of a valid election, the Company shall pay the accrued amount in a single lump sum after the Participant's retirement, resignation or termination from employment with the Company, or on the Disability or death of the Participant, whichever occurs first.  In the event of the Participant's death before such lump sum distribution has occurred, the amount will be distributed in a lump sum to any designated Beneficiary or to the estate or legal representative of the Participant.

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5.3           Other Distributions

(a)           Notwithstanding Section 5.1, a Participant may irrevocably elect, in the Participant's deferral election, to receive a single sum distribution of the Participant's Accounts in a specified year no earlier than two years following the year to which such deferral election applies.

(b)           A Participant who incurs an Unforeseeable Emergency, as determined by the Committee based on the relevant facts and circumstances, may make a written request to the Company for a hardship withdrawal from the Participant’s account.  Upon receiving such a request, the Committee (i) shall cancel a Participant's deferrals under the Plan for the remainder of the Plan Year, and (ii) may make a distribution from the Participant's account.  Withdrawals of amounts because of an Unforeseeable Emergency are permitted to the extent reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).  A distribution on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.  Notwithstanding the foregoing, in the event that a Participant has received a hardship distribution from any defined contribution plan with a 401(k) cash or deferred arrangement maintained by the Company, regardless of whether the Participant has requested a distribution as a result of an Unforeseeable Emergency under the Plan, the Participant's deferrals under the Plan shall be cancelled through the end of the current Plan Year, or the end of the subsequent Plan Year if the six-month period under Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(E)(2) does not end in the current Plan Year.

5.4	Timing of Certain Distributions

Except in the event of the Participant's death or Disability, benefits payable under the Plan shall be paid beginning in January of the calendar year immediately following the calendar year in which the distributable event occurs.  In the event of a Participant's death or Disability, benefits shall be distributed beginning in the first month following the month in which the Participant's death occurred or the determination of Disability is made.

5.5	Limitation on Election of Distribution Method

(a)           A Participant may change the Participant's election only one time with respect to each applicable Plan Year after making an initial election with respect to distributions under the Plan.  Such distribution election change must be in accordance with Section 5.5(b).

(b)           Except as limited by Section 5.5(a), a Participant may change the Participant's election at any time subject to the following: (i) any change shall not take effect until at least 12 months after the date on which the election change is made, and (ii) in the case of an election change relating to payments other than on account of an Unforeseeable Emergency,

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death or Disability of the Participant, the payment shall be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment or annuity payments, five years from the date the first amount would otherwise have been paid).

(c)           As provided in Section 5.2(b), if a Participant fails to elect a method of payment in the Participant's initial deferral election, benefits payable under the Plan to or on behalf of a Participant shall be paid in a single distribution to the Participant, or in the event of the Participant's death, to the Participant's designated Beneficiary under the Plan.  Any change in this default election must comply with Sections 5.5(a) and (b).

5.6	Additional Code Section 409A Limitations

In the case of a Participant who is a Specified Employee as of the date of the Participant's termination from employment, all payments under the Plan to which the Participant is otherwise entitled due to retirement, resignation or other separation from service for any other reason shall be delayed to the extent necessary so that the first payment made to the Participant is not made earlier than six months following such separation date (or if earlier than the end of that six-month period, the date of death of the Specified Employee) as required under Treasury Regulation Section 1.409A-3(i)(2).  With respect to any payments hereunder that are subject to Code Section 409A and that are payable on account of a termination of employment, the determination of whether the Participant has had a termination of employment shall be made in accordance with Code Section 409A and its requirements for a separation from service.

VI.           BENEFICIARY DESIGNATION

Each Participant shall have the right to designate one or more Beneficiaries (including primary and contingent Beneficiaries) to receive any benefits payable under the Plan.  A Participant shall have the right to change a Beneficiary by designating a new Beneficiary in a manner and on a form approved by the Committee.

If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then payment shall be made as required under the Participant's will; or, in the event there is no will under applicable state law, then payment shall be made to the persons who, at the date of the Participant's death, would be entitled to share in the distribution of the deceased Participant's estate under applicable state law then in force governing the decedent's intestate property.

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VII.           ADMINISTRATION OF THE PLAN

7.1	Company's Authority

The Plan shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate.  The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and dispersing the payments hereunder except to the extent delegated to a third party.  The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

7.2	Reliance

The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

7.3	Individual Statements

The Company or its service provider shall furnish individual statements of accrued benefits to each Participant, or current Beneficiary, at least annually, in such form as determined by the Company.

7.4	Claims

The employee benefit plan procedures in this Section 7.4 are intended to comply with Section 503 of ERISA and Section 2560.503-1 of the Department of Labor Regulations and pertain to claims by Participants and Beneficiaries ("claimants") for Plan benefits, consideration of such claims and review of claim denials.  For purposes of these procedures, a "claim" is a request for a benefit by a Participant or Beneficiary under the Plan.  A claim is filed when the requirements of these procedures have been met.

(a)           If a claim is wholly or partially denied, notice of the decision, meeting the requirements of Section 7.4(b), shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Company.  If notice of the denial of a claim is not furnished in accordance with this Section 7.4(a) within a reasonable period of time, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in Section 7.4(c).  For purposes of this Section 7.4(a), the period of time for notification to the claimant will not exceed 90 days (45 days for Disability claims) after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period (45 days for Disability claims).  In no event shall such extension exceed a period of 90 days (30 days for Disability claims) from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and

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the date by which the Company expects to render the final decision (see the paragraph below for the contents of the extension notice with respect to Disability claims).

In addition, with respect to Disability claims, if, prior to the end of the first 30-day extension period, the Company determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Company notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  Both notices of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

(b)           The Company shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent provisions of the Plan on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)	appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit a claim for review; and

(v)
in the case of an adverse benefit determination regarding Disability benefits, if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request.

(c)           If a claim is denied in whole or in part and if the claimant is dissatisfied with the disposition of the claim, the claimant or the claimant's duly authorized representative shall have a reasonable opportunity to appeal the denied claim to the Company or to a person designated by the Company, and shall have a full and fair review of the claim and its denial.  Under this review procedure, a claimant or the claimant's duly authorized representative may:

(i)	request a review upon written application to the Company;

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(ii)	review pertinent documents; and

(iii)	submit issues and comments in writing.

A claimant must file such a request for review of a denied claim within a reasonable period of time, not to exceed 60 days (180 days for Disability claims) after receipt by the claimant of written notification of denial of a claim.

(d)           A decision by the Company shall be made promptly and shall not ordinarily be made later than 60 days (45 days for Disability claims) after the receipt by the Company of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days (90 days for Disability claims) after receipt of a request for review.  If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based.  The decision on review shall be furnished to the claimant within the period of time described in this Section 7.4(d).  If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

VIII.                      AMENDMENT OR TERMINATION

8.1	Amendment

The Company reserves the power to amend or terminate the Plan at any time by action of the Committee, ratified by the Board; provided that no amendment or modification shall decrease the then current balances of a Participant's accounts.  No amendment or modification of the Plan shall affect the rights of any Participant or Beneficiary who has become entitled to the distribution of benefits under the Plan as of the date of the amendment or modification.

8.2	Termination

Although the Company anticipates that the Plan will continue for an indefinite period of time, it reserves the right to terminate the Plan at any time with respect to any or all Participants.  Termination of the Plan shall not adversely affect the rights under the Plan of any Participant or Beneficiary who has become entitled to the payment of any Plan benefits as of the date of termination.  Any acceleration of the time and form of payment as a result of the termination of the Plan shall be in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).

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IX.           GENERAL PROVISIONS

9.1	Trust

The Company has established a Trust that may be used to pay benefits arising under the Plan and costs, charges and expenses relating thereto.  To the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay them.

9.2	No Alienation

Except as the Committee determines is required by law or order of a court of competent jurisdiction, neither the benefits payable hereunder nor the right to receive future benefits under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, any person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

9.3	Unfunded Plan

The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA.  Funds invested under the Plan, including amounts held in the Trust, shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature).  In the event of the Company's bankruptcy or insolvency, the Board and the Company's Chief Executive Officer shall notify the Trustee in writing of such an occurrence within three business days following the Company's becoming aware of such occurrence.  No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan, and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company.  The Plan constitutes a mere promise by the Company to make payments to the Participants in the future.

9.4	No Guaranty

Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in the Trust or the assets of the Company will be sufficient to pay any benefit hereunder.

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9.5           No Right of Employment

No Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.  Establishment and continuance of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

9.6	Incompetency

If any person entitled to a benefit payment under the Plan is declared incompetent and a conservator or other person legally charged with the care of such person or of the estate of such person is appointed, any benefits under the Plan to which the person is entitled shall be paid to such conservator or other person legally charged with the care of the person or such person's estate.  Except as provided above, when the Company determines that such person is unable to manage such person's affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such Person and a complete discharge of any liability of the Company and the Plan therefor.

9.7	Corporate Changes

The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall continue after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.  In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VIII.

9.8	Addresses

Each Participant shall keep the Company informed of the Participant's current address and the current address of the Participant's Beneficiary.  The Company shall not be obligated to search for any person.

9.9	Limitations on Liability

Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, any former Participant, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

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9.10        Transfers to the Trust

On the occurrence of a Change of Control or if a Participant elects to direct the investment of amounts credited to the Participant's account pursuant to Article IV, the Company shall transfer cash or property to the account or accounts maintained in the name of each affected Participant or Participants for the Plan under the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of such Participant or Participants under the Plan, plus any applicable fees.  The Company may also transfer cash or property to the accounts maintained for any Participant under the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable under the Plan at any time in the sole discretion of the Company.  Thereafter, the Company may, and after a Change of Control it shall, for each Plan Year, transfer cash or property no later than 30 days after the end of the Plan Year in which the initial transfer occurs, and thereafter on each anniversary thereof, to such account or accounts maintained for the affected Participant or Participants under the Trust an amount equal to the additional benefit accrued under the terms of the Plan during and in relation to the most recent Plan Year then ended.  If a transfer occurs, the accounts of the Participants shall be credited with interest, or earnings and losses in accordance with Article IV.

9.11	Inspection

Each Participant shall receive a copy of the Plan and the Company will make available for inspection by any Participant or designated Beneficiary a copy of any rules and regulations that are used by the Company in administering the Plan.

9.12	Withholding

Any amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments and by any amount owed by the Participant to the Company.

9.13	Singular and Plural

Except when otherwise required by the context, any singular terminology shall include the plural.

9.14	Severability

If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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9.15        Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or of the Trust.  For purposes of the payment of benefits under the Plan, any and all of the Company's assets including any assets of the Trust shall be, and remain until paid, the general, unpledged, unrestricted assets of the Company.  The Company's obligation under the Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

9.16	Discharge of Obligations

The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant and any Beneficiary.

9.17       Governing Law

To the extent that it is not governed by United States federal law, the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts of law rule or principle that might otherwise refer construction or interpretation of the Plan or a deferral election to the substantive law of another jurisdiction.

9.18	Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

9.19	Court Order

Notwithstanding Section 9.2, the Committee is authorized to make any payments directed by a qualified domestic relations order (as defined in Code Section 414(p)(1)(B)).  If a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

9.20	No Assurance of Tax Consequences

Neither the Company nor the Board nor any other person guarantees or assures a Participant or Beneficiary of any particular federal or state income tax, payroll tax or other tax consequence of participation in the Plan.  A Participant should consult with professional tax advisors regarding all questions related to the tax consequences of participation.

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9.21           Code Section 409A

The Plan document is intended to comply with the requirements of Code Section 409A (including accompanying regulations and current IRS guidance) and conform to the current operation of the Plan.  The terms of the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary to comply with Code Section 409A and any official guidance issued thereunder.

* * * * *

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IN WITNESS WHEREOF, an authorized officer of the Company has signed this document on the 21st day of July, 2008, to be effective January 1, 2009.

THE TORO COMPANY

By:          Michael J. Hoffman

Its:          Chairman, President and CEO

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